UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 14, 2019

Cadiz Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-12114	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 S. Hope Street, Suite 2850 Los Angeles, CA	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (231) 271-1600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

 On March 14, 2019, the Company entered into option agreements (the "Option Agreements") with certain holders of the Company's 7.00% Convertible Senior Notes due 2020 (the "Notes").  Under the terms of the Option Agreements, the Company has been granted the option, exercisable in its sole discretion, to extend the maturity date of the Notes from March 5, 2020 until September 5, 2021.  This option must be exercised, if at all, not later than December 5, 2019.

 The Option Agreements were entered into by the Company with the holders of $46,262,000 in aggregate original principal amount (representing 95% of the currently outstanding aggregate original principal amount) of the Notes.

 The foregoing summary of the Option Agreements does not purport to be complete and is qualified in its entirety by the full terms and conditions of the Option Agreements filed as exhibits to this Current Report on Form 8-K and which are incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No. Document Description

10.1	Option Agreement dated March 14, 2019 by and between Cadiz Inc. a Delaware corporation and LC Capital Partners, LP

10.2	Option Agreement dated March 14, 2019 by and between Cadiz Inc. a Delaware corporation and Nokomis Capital Master Fund, L.P., a Texas limited liability company

10.3	Option Agreement dated March 14, 2019 by and between Cadiz Inc. a Delaware corporation and WPI-Cadiz Farm CA, LLC

10.4	Option Agreement dated March 14, 2019 by and between Cadiz Inc. a Delaware corporation and Elkhorn Partners Limited Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Date: March 18, 2019